________________________________________________________________________________
________________________________________________________________________________

                                                                     EXHIBIT A

                             AMENDED AND RESTATED

                                LEASE AGREEMENT


                                    BETWEEN


                             BDP REALTY ASSOCIATES


                                      AND


                            IDX SYSTEMS CORPORATION



                         DATED AS OF NOVEMBER 1, 1997



________________________________________________________________________________
________________________________________________________________________________

                               TABLE OF CONTENTS

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Section 1.  MERGER OF PRIOR AGREEMENTS......................    1

Section 2.  LEASE OF PREMISES...............................    1

Section 3.  TERM OF LEASE...................................    2

Section 4.  TENANT'S OPTION TO RENEW........................    2

Section 5.  USE OF PREMISES.................................    2

Section 6.  MINIMUM RENT FOR PHASE 1 PREMISES...............    2

Section 7.  MINIMUM RENT FOR PHASE 2 PREMISES...............    3

Section 8.  MINIMUM RENT FOR RENEWAL TERMS..................    3

Section 9.  FIT-UP FOR PHASE 2 PREMISES.....................    4

Section 10.  RENOVATIONS AND ALTERATIONS....................    4

Section 11.  REAL ESTATE TAXES AND UTILITIES................    5

Section 12.  CASUALTY INSURANCE.............................    5

Section 13.  LIABILITY INSURANCE............................    5

Section 14.  TENANT TO COMPLY WITH  LAWS, ETC...............    5

Section 15.  NO WAIVER; NO ACCORD AND SATISFACTION..........    6

Section 16.  LANDLORD'S RIGHT OF ACCESS.....................    6

Section 17.  PRIORITY OF MORTGAGES..........................    6

Section 18.  REPAIRS, REPLACEMENTS AND MAINTENANCE..........    6

Section 19.  ASSIGNMENT, SUBLETTING.........................    7

Section 20.  DAMAGE OR DESTRUCTION..........................    8

Section 21.  INDEMNITY......................................    8

Section 22.  EMINENT DOMAIN.................................    9

Section 23.  EVENTS OF DEFAULT, REMEDIES, DAMAGES...........   10


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

Section 24.  LEASE NOT TO BE RECORDED.......................   12

Section 25.  LANDLORD'S COVENANTS...........................   12

Section 26.  QUIET ENJOYMENT................................   12

Section 27.  NOTICES........................................   12

Section 28.  SUCCESSORS AND ASSIGNS.........................   13

Section 29.  RIGHT OF FIRST OFFER...........................   13

Section 30.  PERSONAL PROPERTY..............................   14

Section 31.  PAST DUE RENT AND ADDITIONAL RENT..............   14

Section 32.  HOLDING OVER...................................   14

Section 33.  WAIVER OF SUBROGATION..........................   14

Section 34.  WAIVER OF RULE OF CONSTRUCTION.................   14

Section 35.  FORCE MAJEURE..................................   14

Section 36.  ENVIRONMENTAL COVENANTS........................   15

Section 37.  SIGNS..........................................   15

Section 38.  ESTOPPEL CERTIFICATES..........................   15

Section 39.  AUTHORIZATION AND BINDING EFFECT OF AGREEMENT..   15

Section 40.  ENTIRE AGREEMENT; AMENDMENT....................   15

Section 41.  CAPTIONS; HEADINGS.............................   16

Section 42.  PARTIAL INVALIDITY.............................   16

Section 43.  GOVERNING LAW..................................   16

                     AMENDED AND RESTATED LEASE AGREEMENT


     This Amended and Restated Lease Agreement (the "Lease" or "Lease Agreement") is by and between BDP REALTY ASSOCIATES, a Vermont partnership with a place of business in South Burlington, Vermont ("Landlord") and IDX SYSTEMS CORPORATION (f/k/a IDX Corporation), a Vermont corporation with a place of business in South Burlington, County of Chittenden and State of Vermont ("Tenant").

                                   Background
                                   ----------

     1. Landlord and Tenant entered into a Standard Form Commercial Lease dated March 1, 1989 for 60,000 square feet of gross floor space in an office building located at 1400 Shelburne Road in South Burlington, Vermont, as amended by Amendment dated December 19, 1989 and recorded in Volume 290 at Page 542 of the City of South Burlington Land Records (the "Original Lease").

     2. The premises leased by Tenant in the Original Lease (the "Phase 1 Premises") are depicted as "Proposed Office Building - Phase 1" on a plan entitled "IDS Interpretative Data Systems, South Burlington, Vermont, Master Plan," Sheet SP-1, prepared by Richard P. Trudell, dated December 16, 1986 and last revised March 16, 1988 (the "Plan"), a copy of which is attached hereto as Exhibit "A."

     3. Landlord has constructed a three story 60,000 square foot addition to the building located at 1400 Shelburne Road, which addition is depicted as "Proposed Office Building - Phase 2" on the Plan (the "Phase 2 Premises").

     4. Landlord and Tenant wish to amend and restate the terms and conditions of the Original Lease to modify the terms and conditions relating to the Phase 1 Premises and to include terms and conditions for Tenant's leasing of the Phase 2 Premises.

                         N O W ,  T H E R E F O R E ,

     In consideration of the premises and the mutual covenants and agreements herein set forth, and in reliance on the representations and warranties contained herein, Landlord and Tenant agree as follows:

     Section 1.  MERGER OF PRIOR AGREEMENTS.  All prior agreements, covenants
                 --------------------------
and representations with respect to the Phase 1 Premises and the Phase 2 Premises, including, but not limited to the Original Lease, are merged and included herein.

     Section 2.  LEASE OF PREMISES.  Landlord hereby leases and rents to
                 -----------------
Tenant, and Tenant hereby takes from Landlord, the following described lands and premises (hereinafter referred to as the "Premises" or "Leased Premises"):

     Being the entire building located at 1400 Shelburne Road, South Burlington, Vermont, which building contains 120,000 square feet of gross floor space and consists of the Phase 1 Premises and the Phase 2 Premises depicted on the Plan, the land upon which the same stands, and the fixtures, furnishings, equipment and other items of personal property belonging to Landlord and located on the Premises. The Premises are more particularly described on Exhibit "B" attached hereto.

     The Premises include the right of Tenant, its agents, invitees, licensees, business visitors, and guests, in common with Landlord and others: (i) to cross and recross adjacent property belonging to Landlord for the purpose of ingress and egress from and to Shelburne Road; (ii) to use the parking areas, roadways and walkways which are located on "Lot B" as depicted on the Plan, without additional charge from Landlord, to the extent reasonably required for the uses specified herein, subject to requirements of applicable laws and ordinances; and (iii) to use the existing sign on Shelburne Road, subject to requirements of applicable laws and ordinances. Landlord shall retain the right to relocate such parking areas, roadways or walkways, and to establish rules and regulations for their use, but no such relocation, rule or regulation will materially adversely affect Tenant's ability to use and enjoy the Leased Premises for the purposes hereinafter specified.

     The Premises are leased subject to: (i) all covenants, conditions, easements and permits set forth in Exhibit "B" and other matters of record; and (ii) all zoning regulations and ordinances, and building restrictions of any municipal, county, state or federal department having jurisdiction over the Premises.

     Section 3.  TERM OF LEASE.  The term of this Lease (the "Initial Term")
                 -------------
shall be ten (10) years and shall commence on November 1, 1997 (the "Commencement Date") and shall expire on October 31, 2007, unless sooner terminated, renewed or extended as hereinafter provided.

     Section 4.  TENANT'S OPTION TO RENEW.  Provided that this Lease is in full
                 ------------------------
force and effect and Tenant shall have complied in all material respects with the terms and conditions of this Lease, Tenant shall have the option to renew this Lease for two (2) consecutive terms of five (5) years each (the "Renewal Terms"). Each Renewal Term which is properly exercised shall be deemed to commence on the termination date of the then-existing term of this Lease, and shall be upon the same terms and conditions as those contained in this Lease, except that the rents payable to Landlord shall be adjusted as provided herein in Section 8 and there shall be no further renewal options other than as specified herein. Tenant shall exercise each renewal, if at all, by providing Landlord with written notice as provided in Section 27 of this Lease not less than one hundred twenty days (120) days before the expiration of the then-existing term of this Lease.

     Section 5.  USE OF PREMISES.  The Premises shall be used exclusively for
                 ---------------
the operation of an office building in conjunction with Tenant's trade or business, and for no other, different or additional purpose unless the prior written consent of Landlord is obtained, which consent shall not be unreasonably withheld or delayed.

     Section 6.  MINIMUM RENT FOR PHASE 1 PREMISES.  During the Initial Term,
                 ---------------------------------
Tenant agrees to pay to Landlord, without demand or set off, in lawful money of the United States, at the address specified in Section 27 or at such other location as Landlord may hereafter designate in writing, guaranteed Minimum Rent (the "Minimum Rent") which shall be the product computed by multiplying the area of the Phase 1 Premises in square feet (e.g., 60,000 square feet) by the sums set forth in the following schedule:

     (a) From the Commencement Date to October 31, 1999, the sum of $8.61 per square foot per year, for a sum total of Five Hundred Sixteen Thousand Six Hundred Dollars ($516,600.00) per annum.

     (b) From November 1, 1999 to October 31, 2000, the sum of $9.40 per square foot per year, for a sum total of Five Hundred Sixty Four Thousand Dollars ($564,000.00) per annum.

     (c) From November 1, 2000 to October 31, 2001, the sum of $10.30 per square foot per year, for a sum total of Six Hundred Eighteen Thousand Dollars ($618,000.00) per annum.

     (d) From November 1, 2001 to October 31, 2002, the sum of $11.00 per square foot per year, for a sum total of Six Hundred Sixty Thousand Dollars ($660,000.00) per annum.

     (e) From November 1, 2002 to October 31, 2007, the sum of $11.55 per square foot per year, for a sum total of Six Hundred Ninety Three Thousand Dollars ($693,000.00) per annum.

     For the convenience of the Landlord, the Minimum Rent shall be paid in twelve (12) equal monthly installments. Each installment of Minimum Rent and Additional Rent (as hereinafter described in Sections 11, 12, and 18) for the Phase 1 Premises, shall be due and payable in advance, on the first day of each month. The first payment of Minimum Rent for the Phase 1 Premises shall be due on the Commencement Date. Tenant acknowledges and agrees that the prompt payment of all rents payable to Landlord hereunder is of the essence of this Lease.

     Section 7.  MINIMUM RENT FOR PHASE 2 PREMISES.  During the Initial Term,
                 ---------------------------------
Tenant agrees to pay to Landlord, without demand or set off, in lawful money of the United States, at the address specified in Section 27 or at such other location as Landlord may hereafter designate in writing, guaranteed Minimum Rent for the Phase 2 Premises which shall be the product computed by multiplying the area of the Phase 2 Premises in square feet (e.g., 60,000 square feet) by the sums set forth in the following schedule:

     (a) From the Commencement Date to October 31, 2002, the sum of $11.00 per square foot per year, for a sum total of Six Hundred Sixty Thousand Dollars ($660,000.00) per annum (except as otherwise modified during the first year of the Initial Term according to the occupancy schedule set forth below).

     (b) From November 1, 2002 to October 31, 2007, the sum of $11.55 per square foot per year, for a sum total of Six Hundred Ninety Three Thousand Dollars ($693,000.00) per annum.

     For the convenience of the Landlord, the Rent shall be paid in twelve (12) equal monthly installments. Each installment of Minimum Rent and Additional Rent (as hereinafter defined) for the Phase 2 Premises, shall be due and payable in advance, on the first day of each month. The first payment of Minimum Rent for the Phase 2 Premises shall be due and payable according to the following schedule:

     The first monthly payment of Minimum Rent in the amount of Thirty-Six Thousand Six Hundred Sixty-Six and 67/100 Dollars ($36,666.67) shall be due and payable for the second and third floors of the Phase 2 Premises (which consists of 40,000 square feet) on November 1, 1997.

     The first monthly payment of Minimum Rent in the amount of Eighteen Thousand Three Hundred Thirty Three and 34/100 Dollars ($18,333.34) shall be due and payable for the first floor of the Phase 2 Premises (which consists of 20,000 square feet) on December 1, 1997.

     Section 8.  MINIMUM RENT FOR RENEWAL TERMS.  During each Renewal Term of
                 ------------------------------
this Lease, the Minimum Rent shall be increased to ninety five percent (95%) of the then current fair market rental value of the Premises, as determined by agreement of the parties. However, in no event shall the Minimum Rent for the Premises during either Renewal Term be less than $11.55 per square foot per annum. The parties shall enter into good faith negotiations regarding the Minimum Rent for each Renewal Term promptly after the exercise of each renewal option. If the parties are unable to agree on the amount of Minimum Rent due for a Renewal Term within thirty (30) days of the exercise of a renewal option, the parties shall each retain a real estate professional (an "Appraiser") to express such professional's opinion as to the fair market rental value of the Premises. Each party shall pay the fees assessed by their respective Appraisers. If within fifteen (15) days after receipt of the opinions from the Appraisers the parties are still unable to agree on the Minimum Rent for a Renewal Term, an additional Appraiser shall be selected by the parties' Appraisers (the "Additional Appraiser"). The fees for the Additional Appraiser shall be divided equally between the parties. The Additional Appraiser shall complete the necessary research and render an opinion promptly. Once the opinion of the Additional Appraiser is available to the parties, the two closest opinions shall be averaged, and such average amount shall be binding and shall establish the fair market rental value of the Premises for the Renewal Term. If either party shall fail to retain an Appraiser, the opinion of the single Appraiser retained shall be binding and shall establish the fair market rental value of the Premises for the Renewal Term.

     For purposes of this subsection, the term "Appraiser" shall mean any individual who, on the date selected, has been a real estate broker, agent, real estate developer or property manager dealing primarily with commercial real estate in Chittenden County, Vermont, for no less than ten (10) years; provided, however, that the term "Appraiser" shall not include any individual who, at the time of such appointment or within the three (3) years immediately preceding the appointment, has been an officer, director, employee, or agent for Landlord or Tenant.

     Section 9.  FIT-UP FOR PHASE 2 PREMISES. Landlord and Tenant hereby
                 ---------------------------
acknowledge that the construction for the Phase 2 Premises has not been completed. Landlord shall promptly complete the construction and fit-up of the Phase 2 Premises to provide occupancy according to the schedule set forth above in Section 7. The construction details for the completion of the Phase 2 construction and fit-up are attached hereto as Exhibit "C." Landlord shall provide Tenant with a fit-up allowance for the Phase 2 Premises at the rate of Twenty Dollars ($20.00) per square foot (the "Fit-Up Allowance"), which amount shall be paid by Landlord directly to the contractors and suppliers performing the fit-up for the Phase 2 Premises. Landlord shall complete the construction and fit-up of the Phase 2 Premises in a workmanlike manner in accordance with the construction details described in Exhibit "C," and will provide Tenant with the benefit of all warranties made by Landlord's contractors and suppliers ("Contractors") for the construction and fit-up of the Phase 2 Premises (the "Warranties"). Tenant shall be responsible for paying, at its sole cost and expense, any fit-up charges or expenses in excess of the Fit-Up Allowance.

     Section 10. RENOVATIONS AND ALTERATIONS.  Tenant has been afforded full
                 ---------------------------
opportunity to examine and inspect the Premises. Tenant hereby acknowledges that Tenant is leasing the Premises on an "as is" basis and except for the fit-up requirements set forth above in Section 9, Landlord has made no promises or representations that the said Premises shall be renovated, repaired or improved in any manner prior to or after the execution of this Lease. Tenant shall not make any alterations to the Premises without the express prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

     Any trade fixtures, furniture or equipment installed during the term of this Lease by and at the expense of Tenant shall remain the sole property of Tenant and shall be removed by Tenant upon the termination of this Lease and any damage to the Premises caused by such removal shall be repaired by Tenant at Tenant's expense.

     Section 11. REAL ESTATE TAXES AND UTILITIES.  Tenant shall operate the
                 -------------------------------
Leased Premises and each and every part thereof and the facilities, machinery and equipment therein contained at its own cost and expense and, beginning on the Commencement Date, shall pay or cause to be paid as Additional Rent all real estate taxes and other municipal charges assessed against the Leased Premises, and all charges for water, sewer, gas, electricity, light, heat, power, telephone and other service used, rendered or supplied upon or in connection with the Leased Premises and each and every part thereof, and shall indemnify and save harmless Landlord on such account. Landlord shall not be responsible for the failure of water supply, gas, heat, power, electric current, telephone or other service, or for any damage to property occasioned by the breakage, leakage or obstruction of any pipes or other leakage in or about the Leased Premises. It is understood and agreed that, except as otherwise expressly provided in this Lease Agreement, the rent to be paid to Landlord by Tenant under the Lease shall be absolutely net to Landlord, and the Lease shall be interpreted and construed to that effect.

     Section 12. CASUALTY INSURANCE.  Landlord shall insure the Leased
                 ------------------
Premises and all of Landlord's personal property therein against loss by fire, in such amounts as Landlord may consider reasonable, by policies which shall include standard extended coverage endorsements. The cost of the premiums for such insurance shall be paid by Tenant as Additional Rent within twenty (20) days after Landlord provides Tenant with premium invoices for said insurance. Tenant shall be responsible for maintaining any and all insurance upon Tenant's property in and upon the Leased Premises, by policies which shall name Landlord as an additional insured, as Landlord's interests may appear, and Landlord shall not be held responsible for any damage thereto. Neither Tenant nor Landlord, nor their respective agents, employees or guests, shall be liable to the others for any loss or damage to the Leased Premises by fire or any other cause within the scope of such fire and extended coverage insurance, it being understood that the parties shall look solely to the insurer for reimbursement for such loss or damage.

     Section 13. LIABILITY INSURANCE.  Tenant, at Tenant's own cost and
                 -------------------
expense, shall maintain a policy or policies of liability insurance insuring Landlord and Tenant against all claims or demands for personal injuries to or death of any person, and damage to or destruction or loss of property, which may or may be claimed to have occurred on the Leased Premises or in the vicinity of the same. Such policies shall cover such risks and be in such amounts as Landlord from time to time may reasonably request, but in any event in an amount not less than Five Million Dollars ($5,000,000.00) for injury to or death of any one person, and not less than Five Million Dollars ($5,000,000.00) for damage to or destruction or loss of property. Tenant shall deliver to Landlord certificates of such insurance coverage upon demand by Landlord.

     Section 14. TENANT TO COMPLY WITH  LAWS, ETC.  Tenant, at its own cost
                 ---------------------------------
and expense, shall comply with any and all requirements imposed by any present and future statutes, laws, ordinances, acts, rules, regulations, orders and requirements of permits and approvals of every kind and nature, affecting the Premises or Tenant's use and occupancy thereof (excluding, however, any violations existing, entered or filed against or noticed with respect to the Leased Premises on or before the Commencement Date of the Original Lease), whether the same or any of them relate to structural or other changes or requirements to, in or about the Leased Premises or any part thereof or to changes or requirements incidental to or the result of any use or occupation thereof or otherwise. Tenant will further at all times during the term of this Lease, at Tenant's own cost and expense indemnify and save harmless Landlord against and from and shall pay in full upon demand by Landlord any and each loss incurred, or penalty, claim or damage suffered, imposed, made or recovered by reason of the failure or neglect of Tenant or its agents, contractors, employ ees or representatives to observe and comply with such laws, ordinances, rules, regulations and requirements of permits and approvals.

     Section 15. NO WAIVER; NO ACCORD AND SATISFACTION.  The waiver by
                 -------------------------------------
Landlord of a breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition, or of any subsequent breach of the same or any other term, covenant or condition. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived or modified by Landlord, unless such waiver or modification is in writing and executed on behalf of Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy available at law or as set forth in this Lease.

     Section 16. LANDLORD'S RIGHT OF ACCESS.  Landlord or Landlord's agents
                 --------------------------
shall have the right to enter the Premises in a reasonable manner and at all reasonable times to examine the same, and to show them to prospective purchasers, mortgagees or lessees. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, supervision or repair of the Premises or any part thereof, other than as herein expressly provided.

     Section 17. PRIORITY OF MORTGAGES.  This instrument automatically and
                 ---------------------
without further act or deed shall be and remain subject and subordinate to any existing mortgage and any mortgage or mortgages that may hereafter be placed against the Premises by the Landlord, and to all renewals, modifications, consoli dations, replacements and extensions thereof; provided, however, that such subordination shall apply only with respect to mortgages in which the mortgagee expressly agrees, upon Tenant's written request, that, so long as Tenant is not in default in the payment of rent or in the performance of any of the Lease terms to be performed by it, Tenant's possession of the Leased Premises and Tenant's rights and privileges under the Lease (including any renewal thereof), shall not be interfered with or diminished by or on behalf of such mortgagee.

     The recording of any such mortgage or mortgages shall have preference to and shall be superior and prior in lien to this Lease, irrespective of any recording of this Lease or any notice thereof. This clause shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute promptly any reasonable and accurate certificate that Landlord may request.

     Landlord and Tenant further agree to execute and deliver to any lending institution requiring same, an amendment of lease incorporating such modifications of the terms and provisions of this Lease as such lending institution shall require as a condition precedent to their granting of a loan or a commitment secured by a mortgage entitled to priority as provided in this Section. Notwithstanding the foregoing, neither Landlord nor Tenant shall be required to execute any amendment of lease which shall modify the provisions of this Lease relating to the rent, the obligation on Tenant's part to pay taxes and other charges, the size and location of the Premises, the duration of the term, the Commencement Date, or any other material term.

     Section 18. REPAIRS, REPLACEMENTS AND MAINTENANCE.  Except as provided
                 -------------------------------------
below, Tenant shall make all non-structural repairs and replacements to the Leased Premises and its systems as may be reasonably required to place, keep and maintain the same in good order and state of repair, including repairs to the roof and replacement of any glass which may become broken. Tenant shall have no obligation to make any repairs to the extent that such repairs should be provided by the Contractors under the Warranties (the "Warranty Repairs"). Landlord agrees to enforce the Warranties, but should they not be timely enforced, Tenant shall have the option to make Warranty Repairs and shall receive credit against rent or other payments of Tenant under this Lease for the cost of Warranty Repairs. Landlord shall promptly disclose to Tenant all contracts and warranties involved in the construction of the Phase 2 Premises and shall otherwise cooperate with Tenant in any matters involving claims under such contracts and warranties. Tenant shall perform or cause to be performed regular periodic and preventative maintenance on the heating, air conditioning, plumbing and similar systems and on all machinery and equipment located on the Leased Premises, and shall at all times keep the Leased Premises and such systems, machinery and equipment clean and in good order and repair. Tenant shall also keep in good repair all surface roadways, walks, loading and unloading areas, lawns, landscaping, water and sewage lines located within and serving the Premises, and shall keep such roadways, walks, and areas in use (including the roof of the building on the Premises) free of snow and ice, and shall keep the exterior of the Premises clean and neat. All repairs and replacements are to be of the same kind, quality and description as are used in the original construction of the building. Landlord will have the right to cause its agents to inspect the Leased Premises in a reason able manner and at all reasonable times to assure that Tenant is complying with its duties to repair, replace and maintain hereunder. Any defect or deficiency noted as a result of such inspection shall be reported to Tenant and, provided such defect or deficiency is Tenant's responsibility as specified herein, unless the same is corrected and remedied forthwith by Tenant, Landlord shall have the right to correct and remedy the same, at Tenant's expense, and the costs of doing so shall immediately be paid by Tenant to Landlord, as Additional Rent.

     Section 19. ASSIGNMENT, SUBLETTING.  Without the prior written consent of
                 ----------------------
Landlord (which consent Landlord shall not unreasonably withhold or delay, due consideration being given to the financial stature and ability to conduct the business contemplated by the permitted use of the Premises of such proposed assignee or subtenant), neither Tenant nor Tenant's legal representatives or successors in interest shall assign or, except as set forth in the final paragraph of this Section, mortgage this Lease, by operation of law or otherwise, or sublet the whole or any part of the Premises. Any consent by Landlord to any act of assignment or subletting shall be held to apply only to the specific transaction thereby authorized. Such consent shall not be construed as a waiver of the duty of Tenant, or the legal representatives or assigns of Tenant, to obtain from Landlord consent to any other or subsequent assignment or subletting, or as modifying or limiting the rights of Landlord under the foregoing covenant by Tenant not to assign or sublet without such consent. Any violation of any provision of this Lease, whether by act or omission, by any assignee, subtenant or under-tenant or occupant, shall be deemed a violation of such provision by Tenant, it being the intention and meaning of the parties hereto that Tenant shall assume and be liable to Landlord for any and all acts and omissions of any and all assignees, subtenants, under-tenants and occupants. If this Lease is assigned, Landlord may and is hereby empowered to collect rent from the assignee; if the Premises or any part thereof be underlet or occupied by any person other than Tenant, Landlord, in the event of Tenant's default, may, and is hereby empowered to, collect rent from the under-tenant or occupant; in either of such events, if Landlord collects such rent from such assignee, subtenants, under-tenant or occupant, Landlord shall apply the net amount actually received by it to the rent due hereunder, but no such collection shall be deemed a waiver of the covenant herein against assignment and underletting, or the acceptance of the assignee, subtenant, under-tenant or occupant as tenant, nor as a release of Tenant from the further performance of the covenants herein contained on the part of Tenant.

     The term "assign," as used herein, shall include:  (a) an assignment of a part interest in this Lease, as well as any assignment from one co-tenant to another; and (b) as to any tenant other than an individual or individuals, any merger, consolidation or transfer (singly or in combination) of shares constituting more than one-third of the total shares outstanding or any other transaction the effect of which is directly or indirectly to transfer to any third party the benefits of this Lease.

     Landlord consents to Tenant's assignment of its rights under this Lease as collateral security in favor of any bank or other financial institution to secure any loan or other financial accommodation provided by such bank or institution to Tenant, but no such assignment shall limit or waive the requirement of consent for any other assignment.

     Section 20. DAMAGE OR DESTRUCTION.  If the Premises are damaged by fire
                 ---------------------
or by any other cause, the following provisions shall apply:

     (a) If the damage is to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed fifty percent (50%) of the then fair market value of the Premises on the date the damage is incurred, or if less than six months remains on the existing Term of this Lease, Landlord or Tenant may, not later than the sixtieth (60th) day following the damage, give the other a notice stating that it elects to terminate this Lease. If such notice shall be given:

          (i) this Lease shall terminate on the thirtieth (30th) day after the giving of said notice;

          (ii) Tenant shall surrender possession of the Premises promptly thereafter; and

          (iii) all rent shall be apportioned as of the date of such surrender and any rent paid for any period beyond said date shall be repaid to Tenant.

     (b) If the cost of restoration, as reasonably estimated by Landlord, shall amount to less than fifty percent (50%) of the then market value of the Premises on the date the damage is incurred, or if, despite the cost of restoration, either Landlord or Tenant do not give notice of an election to terminate in accordance with Subsection 20(a), above, Landlord shall restore the Premises with reasonable promptness, subject to delays beyond Landlord's control and delays in making of insurance adjustments by Landlord, and Tenant shall not have the right to terminate this Lease on account of such damage. Landlord need not restore fixtures, improvements or other property of Tenant in connection with the restoration of the Premises.

     In any case in which the use of the Premises is affected by any such damage, there shall be either an abatement or a reduction in rent during the period for which the Premises are not reasonably usable for the purposes specified in Section 5, the amount of such abatement or reduction to fairly and appropriately reflect the degree to which Tenant is thereby prevented from using the Premises for such purposes. The words "restoration" and "restore" as used in this Section shall include repairs.

     Section 21. INDEMNITY.
                 ---------

     (a) Tenant shall and will indemnify and save harmless Landlord from and against and shall pay in full on demand of Landlord any and all liability, claims, demands, damages, expenses, fees (including reasonable attorneys' fees), fines, penalties, suits, proceedings, actions and causes of action of every kind and nature suffered or incurred as a result of any breach by Tenant, its agents, servants, employees, visitors or licensees of any covenant or condition of this

          Lease, or as a result of Tenant's use or occupancy of the Premises, or the carelessness, negligence or improper conduct of Tenant, or Tenant's agents, servants, employees, visitors or licensees; provided, however, that it is understood and agreed that the obligations of Tenant hereunder shall not extend to the negligence or willful misconduct of Landlord, its agents or representatives. Tenant's obligation to indemnify Landlord under this provision shall survive the termination of this Lease by expiration or otherwise.

     (b) Landlord shall and will indemnify and save harmless Tenant from and against and shall pay in full on demand of Tenant any and all liability, claims, demands, damages, expenses, fees (including reasonable attorneys' fees), fines, penalties, suits, proceedings, actions and causes of action of every kind and nature, suffered or incurred as a result of any breach by Landlord, its agents, servants, or employees of any covenant or condition of the Lease, or the carelessness, negligence or improper conduct of Landlord, its agents, servants, or employees; provided, however, that it is understood and agreed that the obligations of Landlord hereunder shall not extend to the negligence or willful misconduct of Tenant, its employees, agents, representatives, visitors or licensees. Landlord's obligation to indemnify Tenant under this provision shall survive the termination of this Lease by expiration or otherwise.

     Section 22. EMINENT DOMAIN.  If, at any time during the term of this
                 --------------
Lease Agreement, title to a substantial portion of the Premises (meaning thereby so much as shall render the remaining portion sub stantially unusable by the Tenant for the purposes set forth in Section 5) shall be taken by exercise of the right to condemnation or eminent domain or by agreement between Landlord and those authorized to exercise such right (all such proceedings being collectively referred to as a "Taking"), this Lease shall terminate and expire on the date of such Taking and rent shall be apportioned and paid to the date of such Taking. Except as expressly set forth below, any award for the value of the Premises, land, buildings and improvements, and loss of rent from Tenant, shall belong to Landlord, and Tenant shall not be entitled to share in any such award. Tenant shall have the right to claim and recover from the condemning authority, but not from the Landlord, such compensation as may be separately awarded or recoverable by the Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of any condemnation, for and on account of any cost or loss to which Tenant might be put in relocating its business or removing Tenant's merchandise, furniture, fixtures and equipment from the Premises, or for any cost or loss to Tenant's improvements. Tenant also shall be entitled to present a claim for compensation for loss of the value, if any, of Tenant's leasehold interest at the time of the Taking, subject to the following requirements and conditions. The amount of any claim by or award to the Tenant for the value of Tenant's leasehold interest in no event shall exceed the Maximum Claim or Award (defined below), determined (i) by calculating the Net Present Value of the income stream of the Minimum Rent payments due under this Lease from and after the Taking to the expiration of the term of the Lease as then constituted, exclusive of any renewal options not exercised before the date on which Landlord first receives notice of the intent of the condemning authority to take the Premises (the "Remaining Rent Stream"); (ii) by then calculating the Net Present Value of the net rental income stream that the Landlord could reasonably expect to receive from or on account of the Premises for and during such remaining term if the Landlord were free to lease the Premises free and clear of this Lease and the Taking (the "Unencumbered Rent Stream"); and (iii) by then calculating the amount, if any, by which the Net Present Value of the Unencumbered Rent Stream exceeds the Net Present Value of the Remaining Rent Stream (the "Maximum Claim or Award"). Net Present Value shall be computed using the then-current prime rate quoted in the Wall Street Journal, Money Rates column plus two percent (2%). If not otherwise agreed by Landlord and Tenant, the Unencumbered Rent Stream shall be determined by an independent appraiser selected and retained by Landlord, and the cost and expense of such determination shall be paid one-half by Tenant and one-half by Landlord.

     If the title to less than a "substantial portion" of the Premises shall be taken in condemnation so that the business conducted on said Premises can be continued without material diminution, this Lease shall continue in full force and effect. If the Taking does not amount to a substantial portion but does materially adversely affect the Tenant's ability to conduct its business, the rent from and after the date of the vesting of title in the condemnor shall be equitably adjusted to reflect the diminished value of the Premises to the Tenant as a direct result of the condemnation.

     Section 23. EVENTS OF DEFAULT, REMEDIES, DAMAGES.
                 ------------------------------------

     (a)  Each of the following shall constitute an Event of Default:

          (i) Tenant shall fail to pay when and as due any Minimum Rent or Additional Rent payable under this Lease Agreement, and such default shall continue for a period of ten (10) days after written notice of such default from Landlord to Tenant; or

          (ii) Tenant shall fail to perform or comply with any of the agreements, terms, covenants or conditions of this Lease Agreement, other than those referred to in Subsection 23(a)(i), for a period of thirty (30) days after notice from Landlord to Tenant specifying the items in default, or in the case of a default or contingency which cannot with due diligence be cured within said thirty (30) day period, Tenant shall fail to commence within said thirty (30) day period the steps neces sary to cure the same and thereafter to prosecute the curing of such default with due diligence (it being understood that the time of Tenant within which to cure shall be extended for such period as may be necessary to complete the same with all due diligence); or

          (iii) Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or a receiver or trustee shall be appointed of all or substantially all of the property of Tenant or Tenant shall make any assignment for the benefit of Tenant's creditors, or Tenant shall vacate the premises.

     (b) For so long as an Event of Default shall exist and be continuing, Landlord may give written notice to Tenant specifying the Event of Default and stating that Tenant's rights to the possession, use and occupancy of the Premises under this Lease Agreement shall expire and terminate on the date specified in such notice, which date shall be at least thirty (30) days after the giving of notice, and upon the date so specified, all rights of Tenant under this Lease Agreement shall so expire and terminate.

     (c) Upon termination of Tenant's rights to possession, use and occupancy of the Premises under this Lease Agreement in accordance with the provisions of Subsection 23, above, Landlord shall by prompt written notice to Tenant elect to receive from Tenant either the damages specified below in Subsection 23(c)(i) or Subsection 23(c)(ii).

          (i) Tenant shall pay Landlord an amount equal to: (x) any Minimum Rent, Additional Rent and any damages which shall have been due or sustained prior to such termination, all reasonable costs, fees and expenses (including, but not limited to, reasonable attorneys' fees) incurred by Landlord in pursuit of its remedies hereunder; plus an additional amount equal to (y) the present worth (as of the date of such termination) of the Minimum Rent and Additional Rent which, but for such termination of this Lease Agreement, would have become due during the remainder of the term as then constituted; less (z) the fair rental value of the Premises as of the date of such termination, as determined by an independent real estate appraiser selected by Landlord. Such damages shall be payable to Landlord in one lump sum on demand and shall bear interest at the rate set forth below in Section 31 until paid. For purposes of this clause, "present worth" shall be computed by discounting such Minimum Rent and Additional Rent to present worth at a discount rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank of Boston; or

          (ii) Tenant shall pay Landlord an amount equal to: (x) any Minimum Rent, Additional Rent and any damages which shall have been due or sustained prior to such termination, all reasonable costs, fees and expenses (including, but not limited to, reasonable attorneys' fees) incurred by Landlord in pursuit of its remedies hereunder or in thereafter renting the Premises to others from time to time (which costs may include preparing the Premises for re-letting and of re-letting the Premises); plus
                 (y) an amount equal to the Minimum Rent and Additional Rent which, but for such termination would have become due during the remainder of the term as then constituted, less the amount of Minimum Rent and Additional Rent, if any, which Landlord shall receive during such period from others to whom the Premises may be rented (other than any Additional Rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord). Any payments due under clause (x) of this Subsection 23(c)(ii) shall be immediately due and payable. Payments due under clause (y) of this Subsection 23(c)(ii) shall be due and payable in monthly installments, in advance, on the first day of each calendar month following termination of the Lease Agreement and continuing until the date on which the term would have expired but for such termination, provided, however, that in the event Tenant fails to pay such installments as and when due then the entire amount of such installments shall become immediately due and payable in full, at the option of Landlord.

          The failure by Landlord to provide such notice shall constitute an election by Landlord to receive the damages specified in Subsection 23(c)(i).

     Upon any termination of this Lease Agreement, Tenant shall immediately vacate the Premises and surrender the same to Landlord in the same condition as received, reasonable wear and tear excepted. In the event Tenant fails to so vacate and surrender the premises, Tenant shall pay all costs reasonably incurred by Landlord in requiring Tenant to vacate, including reasonable attorneys' fees and disbursements and, further, will pay Landlord a daily occupancy charge equal to one hundred twenty-five percent (125%) of the average daily rental payable by Tenant during the most recent Lease Agreement year until Tenant vacates the Premises as provided in the terms of this Lease Agreement. - Tenant expressly agrees that, in the event Tenant shall fail to cure an Event of Default within the time period set forth above in Subsection 23(b), Landlord shall have the right to immediately regain possession of the Premises and to exclude Tenant from further use, occupancy and enjoyment thereof, and Tenant waives any and all claims which it may have against Landlord, regardless of when the same arise, on account of such regaining of possession by Landlord or such exclusion. Upon the termination of this Lease Agreement, Tenant will remove all goods and effects not the property of Landlord, at Tenant's expense. Any damage thereby caused to the Premises shall be promptly repaired by Tenant, at Tenant's expense. At Landlord's option, any goods and effects not so removed shall be deemed abandoned by Tenant and thereupon shall become the sole property of Landlord. In the event Tenant shall fail or refuse to vacate the Premises without breach of the peace after termination, Landlord may obtain a court order for the payment of rent into court in accordance with the terms of 12 V.S.A. (S) 4853a. Landlord shall also have all other rights and remedies as may be available under applicable law at the time of the occurrence of the Event of Default.

     Section 24. LEASE NOT TO BE RECORDED.  If this Lease shall be recorded by
                 ------------------------
or on behalf of Tenant, except at the express request of Landlord, this Lease, at the option of Landlord, thereupon shall be and become null, void and of no further force or effect, and all further rights of Tenant hereunder shall cease; provided, however, that the parties expressly agree that a short-form notice of lease may be recorded by either Landlord or Tenant.

     Section 25. LANDLORD'S COVENANTS.  Landlord warrants that, except as
                 --------------------
otherwise specifically set forth herein or in any Exhibit attached hereto, Landlord has good right to lease said Premises in manner aforesaid and the same are free from liens and encumbrances other than as specified in this Lease. Landlord warrants that Landlord has no knowledge of any undisclosed present material defect or deficiency in the state of repair or operating condition of the Premises or the machinery, equipment and personal property of Landlord now therein and thereon. Tenant acknowledges that Tenant and Tenant's agents have fully inspected the same. Landlord warrants that it has received no notice of any violation or claimed violation of any fire, health, safety, wiring or plumbing code with respect to the Premises, except to the extent such violations or claimed violations have heretofore been remedied in full, and, to the best of Landlord's information, knowledge and belief, at the date hereof, the Premises are in full compliance with such codes insofar as the same affect the use of the Premises for the purposes specified in this Lease.

     Section 26. QUIET ENJOYMENT.  Landlord covenants that Tenant, on paying
                 ---------------
all rent required to be paid by Tenant and performing the other covenants and undertakings by Tenant to be performed hereunder, shall and may peaceably have and enjoy said Premises for the term aforesaid in accordance with the terms of this Lease.

     Section 27. NOTICES.  Any notice or other communication to be given
                 -------
hereunder shall be in writing and shall be deemed duly given or made if delievered in person or if sent by U.S. certified mail, return receipt requested, postage prepaid, to the address set forth below:

     If to Landlord:     BDP Realty Associates
                         c/o Mr. Ronald L. Roberts
                         55 Eagle Drive
                         Bedford, NH 03110-4413
                         Telephone:  (603) 472-5513
                         Fax:  (603) 472-6934

     With a copy to:  William G. Post, Jr., Esq.
                      Gravel and Shea
                      P.O. Box 369
                      Burlington, VT 05402-0369
                      Telephone:  (802) 658-0220
                      Fax:  (802) 658-0220

     If to Tenant:    Mr. John A. Kane, Vice President
                      IDX Systems Corporation
                      1400 Shelburne Road
                      South Burlington, VT  05403
                      Telephone:  (802) 864-1758 Ext. 6077
                      Fax:  (802) 865-3681

     With a copy to:  Robert W. Baker, Jr.
                      Vice President & General Counsel
                      IDX Systems Corporation
                      1400 Shelburne Road
                      South Burlington, VT  05403
                      Telephone:  (802) 864-1758 Ext. 6179
                      Fax:  (802) 862-6351

or to such other person or address as specified by a party entitled to such notice or other communication shall have specified by notice to the other party given in accordance with the provisions of this Section.

     Section 28. SUCCESSORS AND ASSIGNS.   All rights and liabilities herein
                 ----------------------
given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors and administra tors and successors and assigns of the said parties (subject to the provisions of Section 19) and if there shall be more than one Tenant, they shall be bound jointly and severally by the terms, covenants, and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing as provided in Section 19 hereof.

     Section 29. RIGHT OF FIRST OFFER.  In the event (and on each occasion)
                 --------------------
that Landlord shall decide to offer for sale, directly or indirectly, all or any portion of the Leased Premises during the term of this Lease Agreement, and so long as no Event of Default under this Lease Agreement then exists and is continuing, Landlord shall give to Tenant written notice by registered or certified mail (the "Offer Notice") of such decision, describing the property to be offered, the price and the general terms upon which Landlord has decided to offer the same. Tenant shall have fifteen (15) days from the date on which Landlord shall give the written Offer Notice (the "Offer Acceptance Date") to agree to purchase the offered property for the price and upon the terms specified in the Offer Notice, by executing and delivering by registered or certified mail an agreement to purchase in substantially the form attached to the Offer Notice.

     If Tenant shall not execute and deliver the agreement to purchase as aforesaid (or, having executed and delivered the same, shall fail to comply with its terms), Landlord shall have nine (9) months from and after the expiration of the fifteen (15) day period commencing on the date of the Offer Notice to sell all or any portion of the offered property, at a price which is no lower than ninety percent (90%) of the price specified in the Offer Notice and upon general terms no more favorable to the purchasers thereof than specified in the

Offer Notice. To the extent Landlord has not sold the offered property within said nine-month period, Landlord will not thereafter offer or sell any portion of such offered property remaining unsold at the expiration of such period without first offering the same to Tenant so that it may have an opportunity to purchase any such unsold property in the manner provided by the foregoing provisions of this Section 29.

     Section 30. PERSONAL PROPERTY.  Tenant is solely responsible for all
                 -----------------
personal property placed upon the Premises during the term of this Lease, which responsibility includes, by way of illustration and not by way of limitation, payment of all taxes and fees assessed against such personal property and insurance for all personal property. Further, at the expiration or earlier termination of this Lease, Tenant shall remove its personal property from the Premises exercising due care not to damage the Premises by such removal. Tenant shall repair any and all damage done to the Premises by the removal of said personal property.

     Section 31. PAST DUE RENT AND ADDITIONAL RENT.  If Tenant fails to pay,
                 ---------------------------------
when the same is due and payable, any Minimum Rent or any Additional Rent due hereunder, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the prime commercial lending rate specified in the money rates column of the Wall Street Journal Eastern Edition from time to time, plus
                    -------------------
three (3) percentage points; provided, however, that if such rate is higher than the maximum rate of interest allowed under applicable law, the interest shall be the maximum rate allowed.

     Section 32. HOLDING OVER.  Any holding over after the expiration of the
                 ------------
term hereof shall be construed to be a tenancy from day to day only, at the rate of one hundred twenty-five percent (125%) of the rent in effect immediately prior to such expiration (prorated on a daily basis) and otherwise on the terms and conditions herein specified so far as applicable.

     Section 33. WAIVER OF SUBROGATION.  Landlord and Tenant hereby release
                 ---------------------
the other and their officers, directors, shareholders, agents and employees from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property caused by any of the perils which are actually insured against under standard policies of fire and casualty insurance (including extended coverage) in effect at the time of the casualty occurrence or loss, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. Each party shall request its insurer to issue policies of insurance which include such a waiver of subrogation. If such policies shall not be obtainable, this Section shall have no effect. If such policies shall at any time be unobtainable, but shall be subsequently obtainable, neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other.

     Section 34. WAIVER OF RULE OF CONSTRUCTION.  The parties waive the
                 ------------------------------
benefit of any rule that this Lease is to be construed against one party or the other.

     Section 35. FORCE MAJEURE.  In the event that Landlord or Tenant shall be
                 -------------
delayed, hindered in or prevented from the performance of any act required hereunder, by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, the act, failure to act or default of the other party, war or other reason beyond its control, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

     Section 36. ENVIRONMENTAL COVENANTS.  Tenant shall comply with all
                 -----------------------
environmental laws, rules, regulations, statutes and ordinances, including, without limitation, those applicable to "hazardous substances." Tenant shall unconditionally, absolutely and irrevocably agree to indemnify, defend and hold harmless Landlord and its officers, employees, agents, and contractors, from and against and to pay in full on demand by Landlord all loss, cost and expense (including, without limitation, attorneys' fees and disbursements and fees of other professionals advising Landlord) of whatever nature suffered or incurred by Landlord on account of the existence on the Leased Premises, or the release or discharge from the Leased Premises, of "hazardous substances," including, without limitation, any claims, costs, losses, liabilities and expenses arising from the violation (or claimed violation) of any environmental laws or the institution of any action by any party against Tenant, Landlord or the Leased Premises based upon nuisance, negligence or other tort theory alleging liability due to the improper generation, storage, disposal, removal, transportation or treatment of hazardous substances or the imposition of a lien on any part of the Leased Premises under the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. 9601, et seq., as amended ("CERCLA"), and the Vermont Waste Management Statutes, Vt. Stat. Ann. Title 10, Ch. 159, or any other laws pursuant to which a lien or liability may be imposed on Landlord due to the existence of hazardous substances, caused by Tenant or its employees, agents, licensees and subcontractors. Tenant's obligations to indemnify Landlord under this provision shall survive the terminatinon of this Lease by expiration or otherwise. Landlord covenants that to the best of its knowledge and belief, the Leased Premises are free from all hazardous substances and that there are no underground storage tanks on the Leased Premises.

     Section 37. SIGNS.  Tenant shall not install or display any new sign,
                 -----
logo or advertising medium on the inside of the Premises which is visible from the outside of the Premises, or install any new sign, display or advertising medium on the outside of the Premises, unless Tenant shall have obtained from such others including government authorities and agencies with or claiming jurisdiction over the Premises all necessary permits and approvals for the proposed sign, display or advertising medium. Tenant shall maintain all signs and displays which Tenant is permitted to install under this Section, in and about the Premises.

     Section 38. ESTOPPEL CERTIFICATES.  From time to time, during the term of
                 ---------------------
this Lease, Tenant and Landlord shall make, execute and deliver to the other such certificates regarding the status of this Lease as the other may reasonably request including, but not limited to, certifications that the Lease is in full force and effect, the date through which rent, including Minimum Rent and Additional Rent are paid, and the term of the Lease; the party's knowledge regarding events of default or matters which may constitute a default. The Certificates described in this Section shall be executed and delivered by the party to whom the request was made, within ten (10) days of the request.

     Section 39. AUTHORIZATION AND BINDING EFFECT OF AGREEMENT.  The
                 ---------------------------------------------
execution, delivery and performance of this Lease and each other document or instrument required to be delivered pursuant hereto by the Tenant have been duly authorized by its Board of Directors and by its shareholders, and this Lease and each other document or instrument required to be delivered pursuant hereto is the legal, valid and binding obligation of the Tenant and is enforceable against the Tenant in accordance with its respective terms; subject, as to enforcement only, to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of the rights of creditors generally.

     Section 40. ENTIRE AGREEMENT; AMENDMENT.  This Lease embodies the entire
                 ---------------------------
agreement and understanding between the parties relating to the subject matter hereof and there are no covenants, promises, agreements, conditions or understandings, oral or written, except as herein set forth. This Lease may not be amended, waived or discharged except by an instrument in writing executed by the party against whom such amendment, waiver or discharge is to be enforced.

     Section 41. CAPTIONS; HEADINGS.  The captions and section numbers
                 ------------------
appearing in this Lease are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of such sections, nor in any way affect this Lease or have any substantive effect.

     Section 42. PARTIAL INVALIDITY.  If any term, covenant or condition of
                 ------------------
this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     Section 43. GOVERNING LAW.  This Lease shall be governed by and construed
                 -------------
in accordance with the laws of the State of Vermont, without giving effect to such jurisdiction's principles of conflicts of laws.

     IN WITNESS WHEREOF, the parties have executed this Agreement, in duplicate originals, as of the 22nd day of January, 1998.

IN PRESENCE OF:                     BDP REALTY ASSOCIATES

/s/ Eric S. Phaneuf                    /s/ Ronald L. Roberts
___________________________________ By:_____________________________________
Witness                                Duly Authorized Agent


                                    IDX SYSTEMS CORPORATION

/s/ Maria Cassarino                    /s/ John A. Kane
___________________________________ By:_____________________________________
Witness                                Duly Authorized Agent


STATE OF VERMONT
COUNTY OF CHITTENDEN, SS.

     At Burlington in said County and State, this 22nd day of
January, 1998, personally appeared Ronald L. Roberts, Duly Authorized
Agent of BDP REALTY ASSOCIATES, and he acknowledged this instrument, by him signed, to be his free act and deed and the free act and deed of BDP REALTY ASSOCIATES.
                                        /s/ Eric S. Phaneuf
                              Before me,____________________________________
                                              Notary Public

                              Notary commission issued in Chittenden County My commission expires: 2/10/99

STATE OF VERMONT
COUNTY OF CHITTENDEN, SS.

     At Burlington, in said County and State, this 22nd day of January, 1998, personally appeared Jack Kane, Duly Authorized Agent of IDX SYSTEMS CORPORATION, and he acknowledged this instrument, by him signed, to be his free act and deed and the free act and deed of IDX SYSTEMS CORPORATION.

                                        /s/ Eric S. Phaneuf
                              Before me,____________________________________
                                              Notary Public

                              Notary commission issued in Chittenden County My commission expires: 2/10/99

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                                  EXHIBIT "A"
                                  -----------

                               Property Site Plan
                               ------------------

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                                  EXHIBIT "B"
                                  -----------

                          Description of the Premises
                          ---------------------------

Being a piece or parcel of land with all improvements thereon or to be constructed thereon and all appurtenances thereto located easterly of Shelburne Road, in the City of South Burlington, Vermont, and more particularly described with reference to a survey captioned "National Life Insurance Company, Shelburne Road, South Burlington, VT," prepared by Webster-Martin, Inc., dated June 12, 1973, recorded June 15, 1973, in Volume 105 at Page 21 of the South Burlington Land Records as follows:

     To reach the point of beginning, proceed S 7122'04" E a distance of 40 feet from the point of intersection of the common boundary of the within-described land and lands now or formerly of Thomas Farrell with the easterly sideline of said Shelburne Road;

     Thence from said point of beginning continue S 7122'04" E a distance of
     820.02 feet to a point;

     Thence turn to the right and proceed S 1901'00" W a distance of 514.81 feet to a point;

     Thence turn to the right and proceed N 7340'08" W a distance of 290.96 feet to a point;

     Thence continue N 7340'08" W a distance of 530.00 feet to a point;

     Thence turn to the right and proceed N 1901'00" E parallel to and 40 feet westerly of the westerly sideline of said Shelburne Road a distance of
     549.38 feet to the point or place of beginning.

Being all and the same lands and premises conveyed to Hatco Associates by Warranty Deed of the National Life Insurance Company dated January 18, 1979, and of record in Volume 146 at Page 454 of the South Burlington Land Records and subsequently conveyed by Hatco Associates to BDP Realty Associates by its Quit Claim Deed dated July 5, 1979, and recorded in Volume 141 at Page 233 of the South Burlington Land Records, excepting therefrom the lands and premises conveyed to the City of South Burlington by Irrevocable Offer of Dedication (of Holmes Road Extension) dated April 26, 1988 and recorded in Volume 261 at Page 125 of the City of South Burlington Land Records.

There is included herein, without any warranties of title whatsoever, the entire right, title and interest, if any, of BDP Realty Associates in and to a strip of land approximately forty (40) feet in width acquired by Deed of the City of South Burlington dated September 9, 1991 and recorded in Volume 317 at Pages 210-211 at the City of South Burlington Land Records, which strip of land is bounded on the west by the east line of the right of way of Shelburne Road, on the north by lands now or formerly of Thomas Farrell, on the east by the above-described premises and on the south by other lands of BDP Realty Associates.

Together with easements for passage by all manner of conveyance and by pedestrians, and for the installation, construction, maintenance, repair, placement and removal of all manner of utilities, over, under, and through those portions of the adjacent parcel of land owned by BDP Realty Associates and acquired by it by deed of National Life Insurance Company dated January 18, 1979 and recorded in Volume 146, Page 459 of the South Burlington Land Records ("LOT A"), such easements to be located substantially as shown on a Site Plan captioned "Site Plan, Interpretive Data Systems, South Burlington" prepared by Trudell Consulting Engineers, Inc., dated October 6, 1986 (the "Site Plan"), but subject to such modifications in the location thereof as do

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not materially interfere with the use and enjoyment of LOT A, nor materially adversely affect the availability of adequate access and utility services from and to the above-described premises.

The Premises are subject to all easements, rights of way and restrictions of record, including, without limitation:

     1. The rights of the public in those portions of the above-described property lying within the highway rights-of-way.

     2. An easement for utilities conveyed to Green Mountain Power Corporation by an Easement Deed of National Life Insurance Company dated September 21, 1961, recorded in Volume 63 at Page 90 of the South Burlington Land Records.

     3. The easements for roads described in a deed of National Life Insurance Company to the City of South Burlington dated January 6, 1976, recorded in Volume 126 at Page 289 of the South Burlington Land Records.

     4. An easement conveyed to Green Mountain Power Corporation by instrument dated April 8, 1974, and recorded in Volume 109 at Page 518 of the South Burlington Land Records.

     5. Spring rights described in a deed of Fortis H. Abbot and Sadie M. Abbot to Vermont Agricultural College, dated January 30, 1952, of record in Volume 30 at Page 286 as modified by an agreement recorded in Volume 22 at Page 393 of the South Burlington Land Records.

     6. Terms and conditions of State of Vermont Land Use Permit No. 4CO391 as amended from time to time, including, without limitation, Land Use Permit Amendment No. 4C0391-7 dated November 12, 1991 and recorded in Volume 312 at Pages 640-644 of the City of South Burlington Land Records.

     7. An easement in favor of LOT A for passage by all manner of conveyance and by pedestrians, and for the installation, construction, maintenance, repair, replacement, and removal of all manner of utilities, over, under, and through the above-described premises, such easements to be located substantially as shown on the Site Plan, but subject to such modifications in the location thereof as do not materially interfere with the use and enjoyment of the above-described premises, nor materially adversely affect the availability adequate access and utility services from and to LOT A.

     8. Utility easement conveyed to Vermont Gas Systems, Inc. by instrument dated August 28, 1987 and recorded in Volume 251 at Page 64 of the South Burlington Land Records.

     9. Terms and conditions of an Agreement between Dennis L. Blodgett, Gerald C. Milot and BDP Realty Associates dated November 15, 1988 and recorded in Volume 272 at Page 194 of the South Burlington Land Records.

     10. The rights created by the terms of an Irrevocable Offer of Dedication by BDP Realty to City of South Burlington dated April 26, 1988 of record in Volume 261 at Page 125 of the South Burlington Land Records.

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     11.  Utility easement and right of way conveyed to Dennis L. Blodgett and
          Plaza Investments by Easement Deed dated February 16, 1989 and recorded in Volume 275 at Page 583 of the South Burlington Land Records.

     12. Easement and right of way for motor vehicles and pedestrian travel conveyed to Dennis L. Blodgett and Plaza Investments conveyed by Easement Deed dated February 16, 1989 and recorded in Volume 275 at Page 580 of the South Burlington Land Records.

     13. The Property has the benefit of an easement and right of way for motor vehicles and pedestrian travel conveyed by Easement Deed of Dennis L. Blodgett and Plaza Investments dated February 6, 1989 and recorded in Volume 276 at Page 221 of the South Burlington Land Records.

     14. Utility easement conveyed by I.D.X. Corporation (sic) to Green Mountain Power Corporation and New England Telephone and Telegraph Company by instrument dated June 24, 1988 and recorded in Volume 270 at Page 348 of the South Burlington Land Records.

     15. The terms and conditions of an Assignment of Leases and Rents by BDP Realty Associates to Benjamin F. Schweyer as Trustee for Irving Trust Company and Vermont Industrial Development Authority recorded February 26, 1990 of record in Volume 290 at Pages 483-93 of the South Burlington Land Records, and amended by Amendment to Lease, Lease Agreement and Estoppel Agreement dated January 25, 1993 and recorded in Volume 338 at Page 440 of the South Burlington Land Records.

     16. The Terms and conditions of an Agreement of Estoppel Subordination Attornment and Non-Disturbance recorded February 26, 1990 of record in Volume 290 at Pages 494-502 of the South Burlington Land Records, and Amended and Restated Agreement of Estoppel, Subordination, Attornment and Non-Disturbance recorded February 26, 1990 and recorded in Volume 290 at Pages 503 of the South Burlington Land Records, and amended by Amendment to Lease, Lease Agreement and Estoppel Agreement dated January 25, 1993 and recorded in Volume 338 at Page 440 of the South Burlington Land Records.

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                                  EXHIBIT "C"

                              Fit-Up Requirements
                              -------------------

                                      -22-